EXHIBIT 99.3

CONCHO RESOURCES INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     On July 31, 2008, Concho Resources Inc. (“Concho” or the “Company”) closed the acquisition of (a) Henry Petroleum LP and certain entities affiliated with Henry Petroleum LP (“Henry Entities”) and (b) additional non-operated interests in certain Henry Entities oil and gas properties from persons affiliated with the Henry Entities (collectively the “7/31/08 Acquisition”). In late August and early September 2008, Concho acquired additional non-operated interests in certain Henry Entities oil and gas properties from persons affiliated with the Henry Entities (the “Additional Along-sides Acquisition” and with the 7/31/2008 Acquisition the “Acquisition” or “Henry Properties”). Concho paid $559.8 million in cash for the Acquisition.
     The Acquisition was funded with (a) borrowings under the Company’s new amended and restated senior credit facility (“Senior Credit Facility”) closed on July 31, 2008 and (b) net proceeds of $242.4 million from a private placement of approximately 8.3 million shares of Concho common stock closed on July 31, 2008 (“Private Placement”).
     The Senior Credit Facility increased Concho’s borrowing base to $960 million, subject to semiannual redeterminations, and extended the maturity of the facility from February 2011 to July 2013. At the closing of the Senior Credit Facility, Concho paid the lenders under the Senior Credit Facility approximately $14.4 million in an arrangement fee. On July 31, 2008, Concho repaid all amounts outstanding under its second lien credit facility and terminated the facility.
     Concho issued 8,302,894 shares of its common stock at $30.11 per share pursuant to the Private Placement. Concho paid the placement agent of the Private Placement a fee of approximately $7.6 million.
     The accompanying unaudited pro forma combined financial statements have been prepared to assist investors in their analysis of the financial effects of the Acquisition. This information is based on the historical financial statements of the Company and the Henry Properties and should be read in conjunction with the Company’s historical financial statements and related notes include in its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Securities and Exchange Commission (“SEC”), and the Henry Properties’ historical financial statements and related notes which are included in this filing.
     The accompanying unaudited pro forma combined balance sheet of Concho as of June 30, 2008 has been prepared to give effect to (a) the Acquisition, (b) the Senior Credit Facility and (c) the issuance of common stock of Concho in the Private Placement, as if each had occurred on June 30, 2008.
     The accompanying unaudited pro forma combined statements of operations of Concho for the six months ended June 30, 2008 and the year ended December 31, 2007 have been prepared to give effect to (a) the Acquisition, (b) the Senior Credit Facility and (c) the issuance of common stock of Concho in the Private Placement, as if each had occurred on January 1, 2007.
     The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place on June 30, 2008 or January 1, 2007 and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in commodity prices, future acquisitions and divestitures, future development and exploration activities and other factors.

Concho Resources Inc.
Unaudited Pro Forma Combined Balance Sheet
June 30, 2008

		Henry	Pro Forma		Pro Forma
	Concho	Properties	Adjustments		Combined
		(in thousands)
Assets
Current assets:
Cash and cash equivalents	$31,716	$42,967	$(42,967)	(a)	$31,716
Accounts receivable:
Oil and gas	55,270	24,743	-		80,013
Joint operations	10,903	25,601	-		36,504
Other	-	711	-		711
Deferred income taxes	44,750	7,663	510	(a)	52,923
Inventory	-	6,489	(6,489)	(m)	-
Prepaid insurance and other	3,224	-	-		3,224

Total current assets	145,863	108,174	(48,946)		205,091

Property and equipment, at cost:
Oil and gas properties, successful efforts method	1,675,163	216,369	602,841	(a)	2,494,373
Accumulated depletion and depreciation	(209,688)	(59,073)	59,073	(a)	(209,688)

Total oil and gas properties, net	1,465,475	157,296	661,914		2,284,685
Other property and equipment, net	10,046	1,265	182	(a)	11,493

Total property and equipment, net	1,475,521	158,561	662,096		2,296,178

Deferred loan costs, net	3,800	-	14,400	(c)	17,070
			(1,130)	(o)
Inventory	8,702	-	6,489	(m)	15,191
Intangible asset - operating rights	-	-	51,220	(a)	51,220
Other assets	347	-	-		347

Total assets	$1,634,233	$266,735	$684,129		$2,585,097

Liabilities and Equity
Current liabilities:
Accounts payable:
Trade	$5,509	$21,932	$-		$27,441
Related parties	623	-	34,096	(a)	623
			(34,096)	(b)

Other current liabilities:
Bank overdrafts	8,896	-	-		8,896
Revenue payable	22,212	242	-		22,454
Accrued and pre-paid drilling costs	34,955	24,487	-		59,442
Accrued interest	496	-	-		496
Other accrued liabilities	18,291	-	-		18,291
Derivative instruments	114,504	21,895	-		136,399
Current portion of long-term debt	2,500	-	(2,500)	(n)	-
Asset retirement obligations	765	212	13	(a)	990

Total current liabilities	208,751	68,768	(2,487)		275,032

Long-term debt	298,453	-	14,400	(c)	666,778
			(242,425)	(d)
			34,096	(b)
			559,754	(a)
			2,500	(n)
Noncurrent derivative instruments	44,824	62,745	-		107,569
Deferred income taxes	288,098	6,105	199,329	(a)	493,532
Asset retirement obligations and other long-term liabilities	10,148	4,189	2,595	(a)	16,932
Commitments and contingencies
Equity:
Net investment	-	124,928	(124,928)	(a)	-
Preferred stock	-	-	-		-
Common stock	76	-	8	(d)	84
Additional paid-in capital	759,928	-	249,992	(d)	1,002,345
			(7,575)	(d)
Retained earnings	45,412	-	(1,130)	(o)	44,282
Accumulated other comprehensive loss	(21,332)	-	-		(21,332)
Treasury stock	(125)	-	-		(125)

Total equity	783,959	124,928	116,367		1,025,254

Total liabilities and equity	$1,634,233	$266,735	$684,129		$2,585,097

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Concho Resources Inc.
Unaudited Pro Forma Combined Statement of Operations
For the six months ended June 30, 2008

		Henry	Pro Forma		Pro Forma
	Concho	Properties	Adjustments		Combined
	(in thousands, except per share amounts)
Operating revenues:
Oil sales	$171,226	$76,345	$-		$247,571
Natural gas sales	72,868	19,080	-		91,948
Other	-	2,835	(2,835)	(m)	-

Total operating revenues	244,094	98,260	(2,835)		339,519

Operating costs and expenses:
Oil and gas production	17,766	11,439	(2,835)	(m)	26,370
Oil and gas production taxes	21,108	5,231	-		26,339
Exploration and abandonments	3,464	-	-		3,464
Depreciation, depletion and amortization	43,294	10,937	5,398	(e)	60,653
			1,024	(f)
Accretion of discount on asset retirement obligations	301	71	143	(g)	515
Impairments of proved oil and gas properties	69	-	-		69
General and administrative (including non-cash stock-based compensation of $3,029 for the six months ended June 30, 2008)	16,266	5,331	5,480	(l)	27,077
Bad debt expense	1,799	-	-		1,799
Ineffective portion of cash flow hedges	(920)	-	-		(920)
Loss on derivatives not designated as hedges	119,634	68,766	-		188,400

Total operating costs and expenses	222,781	101,775	9,210		333,766

Income (loss) from operations	21,313	(3,515)	(12,045)		5,753

Other income (expense):
Interest expense	(9,500)	(10)	(8,827)	(h)	(19,602)
			(1,440)	(i)
			175	(p)
Other, net	1,331	796	-		2,127

Total other expense	(8,169)	786	(10,092)		(17,475)

Income (loss) before income taxes	13,144	(2,729)	(22,137)		(11,722)
Income tax benefit (expense)	(5,199)	7,337	2,375	(j)	4,513

Net income (loss)	$7,945	$4,608	$(19,762)		$(7,209)

Basic earnings (loss) per share:
Net income (loss) per share	$0.11				$(0.09)

Weighted average shares used in basic earnings (loss) per share	75,569		8,303	(k)	83,872

Diluted earnings (loss) per share:
Net income (loss) per share	$0.10				$(0.09)

Weighted average shares used in diluted earnings (loss) per share	77,034		6,838	(k)	83,872

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Concho Resources Inc.
Unaudited Pro Forma Combined Statement of Operations
For the year ended December 31, 2007

		Henry		Pro Forma		Pro Forma
	Concho	Properties	Summit	Adjustments		Combined
	(in thousands, except per share amounts)

Operating revenues:
Oil sales	$195,596	$78,471	$(5,359)	$-		$268,708
Natural gas sales	98,737	25,894	(1,826)	-		122,805
Other	-	2,483	-	(2,483	) (m)	-

Total operating revenues	294,333	106,848	(7,185)	(2,483)		391,513

Operating costs and expenses:
Oil and gas production	29,966	22,948	(710)	(2,483	) (m)	49,721
Oil and gas production taxes	24,301	5,124	(370)	-		29,055
Exploration and abandonments	29,098	-	-	-		29,098
Depreciation, depletion and amortization	76,779	13,825	-	10,945	(e)	103,598
				2,049	(f)
Accretion of discount on asset retirement obligations	444	141	-	227	(g)	812
Impairments of proved oil and gas properties	7,267	-	-	-		7,267
Contract drilling fees - stacked rigs	4,269	-	-	-		4,269
General and administrative (including non-cash stock-based compensation of $3,841 for the year ended December 31, 2007)	25,177	8,690	416	10,960	(l)	45,243
Ineffective portion of cash flow hedges	821	-	-	-		821
Loss on derivatives not designated as hedges	20,274	26,313	-	-		46,587

Total operating costs and expenses	218,396	77,041	(664)	21,698		316,471

Income (loss) from operations	75,937	29,807	(6,521)	(24,181)		75,042

Other income (expense):
Interest expense	(36,042)	(89)	-	(25,758	) (h)	(62,534)
				(2,880	) (i)
				2,235	(p)
Other, net	1,484	2,828	-	-		4,312

Total other expense	(34,558)	2,739	-	(26,403)		(58,222)

Income (loss) before income taxes	41,379	32,546	(6,521)	(50,584)		16,820
Income tax benefit (expense)	(16,019)	(8,107)	-	17,650	(j)	(6,476)

Net income (loss)	$25,360	$24,439	$(6,521)	$(32,934)		$10,344

Basic earnings (loss) per share:
Net income (loss) per share	$0.39					$0.14

Weighted average shares used in basic earnings (loss) per share	64,316			8,303	(k)	72,619

Diluted earnings (loss) per share:
Net income (loss) per share	$0.38					$0.14

Weighted average shares used in diluted earnings (loss) per share	66,309			8,303	(k)	74,612

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

Concho Resources Inc.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
June 30, 2008 and December 31, 2007

Note A.	Basis of Presentation
     The accompanying unaudited pro forma combined balance sheet of Concho as of June 30, 2008 has been prepared to give effect to (a) the Acquisition, (b) the Senior Credit Facility and (c) the issuance of common stock of Concho in the Private Placement, as if each had occurred on June 30, 2008.
     The accompanying unaudited pro forma combined statements of operations of Concho for the six months ended June 30, 2008 and the year ended December 31, 2007 have been prepared to give effect to (a) the Acquisition, (b) the Senior Credit Facility and (c) the issuance of common stock of Concho in the Private Placement, as if each had occurred on January 1, 2007.
     Following are descriptions of the individual columns included in the accompanying unaudited pro forma combined financial statements and notes to unaudited pro forma combined financial statements:

Concho –
Represents historical consolidated balance sheet of Concho as of June 30, 2008 and the historical consolidated results of operations of Concho for the six months ended June 30, 2008 and for the year ended December 31, 2007.

Henry Properties –	Represents historical combined statement of assets and liabilities of the Henry Properties as of June 30, 2008 and the
historical combined statements of revenues and expenses of the Henry Properties for the six months ended June 30, 2008 and for the year ended December 31, 2007.

The historical results of operations for the Henry Properties do not include the results of operations for the non-operated interests in certain Henry Entities oil and gas properties acquired in late August and early September 2008 from persons’ affiliated with the Henry Entities for approximately $8.7 million. These results of operations are not considered to be material.

Summit –
Represents the results of operations during the year ended December 31, 2007 associated with assets from the Henry Entities that were distributed to Summit Petroleum Management Corporation pursuant to an exchange agreement. The distribution was completed on April 30, 2007.

Note B.	Method of Accounting for the Acquisition
     Concho will account for the acquisition using the purchase method of accounting for business combinations. Concho is deemed to be the acquirer of the Henry Properties for purposes of accounting for the Acquisition. The purchase method of accounting requires Concho to record the assets and liabilities of the Henry Properties at their fair values. The purchase price of the Henry Properties’ net assets acquired will be based on the total value of the cash consideration. The initial purchase price allocation is preliminary and subject to adjustment.

Note C.	Concho Pro Forma Adjustments
     (a) To record the acquisition of Henry Properties in accordance with the terms of the purchase agreement for $559.8 million of net cash. The financing of the Acquisition was through funding under the Senior Credit Facility and the Private Placement, see notes E and F for additional information.
     The allocation of the purchase price to Henry Properties assets and liabilities is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the total purchase price are not anticipated to be material to Concho’s consolidated financial statements.

     The following tables represent the preliminary allocation of the total purchase price of the Henry Properties to the acquired assets and liabilities of the Henry Properties and the consideration paid for the Henry Properties. The allocation represents the fair values assigned to each of the assets acquired and liabilities assumed:

(in thousands)

Fair value of Henry Properties net assets:
Current assets, excluding cash acquired of $42,967	$59,228
Proved oil and gas properties	572,731
Unproved oil and gas properties	246,479
Other long-term assets	7,936
Intangible assets - operating rights	51,220

Total assets acquired	937,594

Current liabilities, excluding distribution payable	(68,781)
Distribution payable - sellers	(34,096)
Asset retirement obligations and other long-term liabilities	(6,784)
Noncurrent derivative liabilities	(62,745)
Deferred tax liability	(205,434)

Total liabilities assumed	(377,840)

Total purchase price	$559,754

Consideration paid for Henry Properties net assets:
Cash consideration paid, excluding cash acquired of $42,967	$554,104
Acquisition costs	5,650

Total purchase price	$559,754

     Estimated acquisition costs include legal and accounting fees, advisory fees and other acquisition-related costs.
     (b) To record the payment of the distribution that the purchase agreement provides for the Henry Entities making prior to closing.
     (c) To record the arrangement fee associated with the Senior Credit Facility, see note E.
     (d) To record the net proceeds received from the issuance of Concho common stock pursuant to the Private Placement, see note F.
     (e) To adjust depletion expense for the additional basis allocated to proved oil and gas properties acquired and accounted for using the successful efforts method of accounting.
     (f) To record the amortization expense associated with the intangible asset – operating rights acquired with the Henry Properties, see note D.
     (g) To adjust the accretion of discount on asset retirement obligation for adjustments made to the allocated value of the asset retirement obligations.
     (h) To record interest expense associated with portion of the purchase price of the Acquisition funded utilizing debt, payment of the arrangement fee on the Senior Credit Facility and payment of the distribution to the sellers. The 4.84% and 7.04% interest rates used to determine such interest expense represent Concho’s average borrowing rates on outstanding first lien bank indebtedness for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively. These rates would not be materially different under the pricing terms of the Senior Credit Facility, as compared to the pricing terms of Concho’s previous first lien credit facility.

     (i) To record the amortization of the arrangement fees paid under the Senior Credit Facility.
     (j) To adjust income tax expense to a 38.5% estimated effective tax rate, which includes the estimated effect of federal and state income taxes.
     (k) To adjust Concho’s weighted average basic and diluted common shares outstanding for the six months ended June 30, 2008 and the year ended December 31, 2007, as a result of the Concho common stock issued in the Private Placement.
     The following table provides the calculation of the Concho’s historical weighted average basic and diluted outstanding shares to Concho’s pro forma weighted average basic and diluted outstanding shares:

	Six months	Year
	ended	ended
	June 30,	December 31,
	2008	2007
	(in thousands)

Basic:
Concho’s historical weighted average shares outstanding	75,569	64,316
Shares issued in Private Placement	8,303	8,303

Pro forma weighted average shares outstanding	83,872	72,619

Diluted:
Concho’s historical weighted average shares outstanding	77,034	66,309
Anti-dilutive effect of pro forma combined net loss (i)	(1,465)	-
Shares issued in Private Placement	8,303	8,303

Pro forma weighted average shares outstanding	83,872	74,612

(i)	To exclude the anti-dilutive effect of capital options, common stock options and restrictive stock due to a net loss during the six months ended June 30, 2008.
     (l) To record the bonus to be paid to the employees of the Henry Entities, see note G.
     (m) To reclassify amounts to conform to Concho’s presentation.
     (n) To properly classify the current portion of the long-term debt as a result of entering into the new Senior Credit Facility.
     (o) To write-off the deferred loan costs related to the second lien credit facility which was repaid and terminated on July 31, 2008 as a result of entering into the Senior Credit Facility.
     (p) To reverse the historical amortization of the deferred loan costs associated with the second lien credit facility repaid and terminated as noted in “(o)” above.

Note D.	Intangible Asset – Operating Rights
     The preliminary allocation of the purchase price includes $51.2 million of value attributable to certain operating rights acquired in the Acquisition. The intangible asset has been determined in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The operating rights, which have no residual value, are amortized over the estimated economic life of the operating rights of approximately 25 years.

Note E.	Senior Credit Facility
     On July 31, 2008, Concho amended and restated its senior credit facility in various respects including, increasing the borrowing base to $960 million, subject to semiannual redetermination, and extending the maturity date from February 24, 2011 to July 31, 2013 (the “Senior Credit Facility”). Concho paid an arrangement fee of $14.4 million at closing of the Senior Credit Facility. This fee will amortized to interest expense over the remaining five year term of the facility beginning in August 2008.

     Advances on the Senior Credit Facility bear interest, at Concho’s option, based on (a) the prime rate of JPMorgan Chase Bank (“JPM Prime Rate”) or (b) a Eurodollar rate (substantially equal to the London Interbank Offered Rate). The interest rates of Eurodollar rate advances and JPM Prime Rate advances vary, with interest margins ranging from 125 - 275 basis points and 0 - 125 basis points, respectively, per annum depending on the balance outstanding. Concho pays commitment fees on the unused portion of the available borrowing base ranging from 25 - 50 basis points per annum.
     The Senior Credit Facility also includes a same-day advance facility under which Concho may borrow funds on a daily basis from the administrative agent. Advances made on this same-day basis cannot exceed $25 million in the aggregate and the maturity dates cannot exceed fourteen days. The interest rate on this facility is the JPM Prime Rate plus the applicable interest margin.
     Concho’s obligations under the Senior Credit Facility are secured by substantially all of Concho’s oil and gas properties. In addition, all of Concho’s subsidiaries are guarantors, and all subsidiary general partner, limited partner and membership interests owned by Concho have been pledged to secure borrowings under the Senior Credit Facility. The credit agreement contains various restrictive covenants and compliance requirements which include (a) maintenance of certain financial ratios (i) maintenance of a quarterly ratio of total debt to consolidated earnings before interest expense, income taxes, depletion, depreciation, and amortization, exploration expense and other noncash income and expenses no greater than 4.0 to 1.0, and (ii) maintenance of a ratio of current assets to current liabilities, excluding noncash assets and liabilities related to financial derivatives and asset retirement obligations, to be no less than 1.0 to 1.0; (b) limits on the incurrence of additional indebtedness and certain types of liens; (c) restrictions as to merger and sale or transfer of assets and (d) a restriction on the payment of cash dividends.

Note F.	Common Stock Private Placement
     On June 5, 2008, Concho entered into a common stock purchase agreement with certain unaffiliated third-party investors to sell Concho’s common stock in a private placement (the “Private Placement”) contemporaneous with the closing of the Acquisition. On July 31, 2008, Concho issued 8,302,894 shares of its common stock at $30.11 per share pursuant to the Private Placement. Concho paid the placement agent of the Private Placement a fee of approximately $7.6 million, which resulted in net proceeds to Concho of $242.4 million.
     As part of the closing of the Private Placement, Concho entered into a registration rights agreement with the investors. Concho is required to file a shelf registration statement with the SEC for the benefit of the purchasers of the common stock in the Private Placement within 60 days after Concho becomes Form S-3 eligible. Concho believes that it will be required to file the shelf registration statement prior to October 31, 2008.

Note G.	Acquisition Commitments
     Pursuant to the purchase agreement related to the Acquisition, Concho agreed to pay identified employees from the Henry Entities bonuses at the first and second anniversaries of the closing of the Acquisition of approximately $11.0 million in the aggregate each anniversary, respectively. The Henry Entities employees entitled to receive the bonus must remain employed with Concho to receive the bonus, except as described below. The employee is entitled to receive the full bonus (a) if Concho terminates the employee without cause, (b) upon death or disability of the employee or (c) upon a change in control of Concho. If the employee resigns or is terminated for cause the employee will not receive the bonus and Concho will be required to pay the sellers, pursuant to the purchase agreement, 65% of the bonus amount not paid to the employee. Concho will accrue the bonus amounts as a part of its results of operations over the period the bonus is earned.

Note H.	Supplementary Pro Forma Information for Oil and Gas Producing Activities
     The following supplementary pro forma information for oil and gas producing activities is presented pursuant to the disclosure requirements of Statement of Financial Accounting Standards No. 69, “Disclosures About Oil and Gas Producing Activities.”

     Pro Forma Reserve Quantity Information
     The following table sets forth the changes in net reserve quantities of oil and gas and total proved reserves of Concho, Henry Properties and on a Pro Forma Combined basis, with related pro forma adjustments, for the year ended December 31, 2007:

	Concho			Henry Properties			Pro Forma Adjustments(a)			Pro Forma Combined
	Oil	Gas		Oil	Gas		Oil	Gas		Oil	Gas
	(MBbls)	(MMcf)	Mcfe	(MBbls)	(MMcf)	Mcfe	(MBbls)	(MMcf)	Mcfe	(MBbls)	(MMcf)	Mcfe

Total Proved Reserves
Balance, January 1, 2007	44,322	200,818	466,750	13,615	36,571	118,261	(2,948)	(6,984)	(24,672)	54,989	230,405	560,339
Purchase of minerals-in-place	105	354	984	-	-	-	-	-	-	105	354	984
Sales of minerals-in-place	(1)	-	(6)	(2,869)	(6,779)	(23,993)	2,869	6,779	23,993	(1)	-	(6)
New discoveries and extensions	13,140	48,751	127,591	5,544	15,172	48,436	-	-	-	18,684	63,923	176,027
Revisions of previous estimates	(1,191)	(12,022)	(19,168)	1,719	2,679	12,993	-	-	-	528	(9,343)	(6,175)
Production	(3,014)	(12,064)	(30,148)	(1,123)	(2,680)	(9,418)	79	205	679	(4,058)	(14,539)	(38,887)

Balance, December 31, 2007	53,361	225,837	546,003	16,886	44,963	146,279	-	-	-	70,247	270,800	692,282

Proved Developed Reserves:
January 1, 2007	23,443	112,423	253,081	8,733	22,757	75,155	(1,352)	(2,858)	(10,970)	30,824	132,322	317,266
December 31, 2007	27,617	128,872	294,574	10,700	26,968	91,168	-	-	-	38,317	155,840	385,742

(a)	To adjust for the effects of the Summit distribution as if it occurred prior to January 1, 2007.
     Pro Forma Standardized Measure of Discounted Future Net Cash Flows
     The following table sets forth the standardized measure of discounted future net cash flows relating to proved oil and gas reserves of Concho, Henry Properties and on a Pro Forma Combined basis, with related pro forma adjustments, as of December 31, 2007:

		Henry	Pro Forma	Pro Forma
(in thousands)	Concho	Properties	Adjustments(a)	Combined

Oil and gas producing activities:
Future cash inflows	$6,507,955	$1,990,035	$-	$8,497,990
Future production costs	(1,517,415)	(690,437)	-	(2,207,852)
Future development and abandonment costs	(484,140)	(130,282)	-	(614,422)
Future income tax expense	(1,482,633)	(285,116)	(37,065)	(1,804,814)

Future net cash flows	3,023,767	884,200	(37,065)	3,870,902
10% annual discount factor	(1,591,993)	(416,267)	17,815	(1,990,445)

Standardized measure of discounted future cash flows	$1,431,774	$467,933	$(19,250)	$1,880,457

(a)	To adjust future income tax expense due to certain of the Henry Properties not being subject to income taxes. All properties will be subject to income taxes in Concho’s organizational structure.

     The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves of Concho, Henry Properties and on a Pro Forma Combined basis, with related pro forma adjustments, for the year ended December 31, 2007:

		Henry	Pro Forma	Pro Forma
(in thousands)	Concho	Properties	Adjustments(a)	Combined

Oil and gas producing activities:
Purchases of minerals-in-place	$4,054	$-	$-	$4,054
Sales of minerals-in-place	(54)	(51,868)	51,868	(54)
Extensions and discoveries	511,519	186,939	-	698,458
Net changes in prices and production costs	802,584	287,066	(99,147)	990,503
Oil and gas sales, net of production costs	(240,066)	(78,776)	6,105	(312,737)
Changes in future development costs	72,441	(27,795)	10,768	55,414
Revisions of previous quantity estimates	(82,299)	83,733	25,026	26,460
Accretion of discount	85,533	19,761	(7,978)	97,316
Changes in production rates, timing and other	26,034	(92,931)	93,141	26,244

Change in present value of future net revenues	1,179,746	326,129	79,783	1,585,658
Net change in present value of future income taxes	(458,321)	(79,608)	(53,443)	(591,372)

	721,425	246,521	26,340	994,286
Balance, beginning of year	710,349	221,412	(45,590)	886,171

Balance, end of year	$1,431,774	$467,933	$(19,250)	$1,880,457

(a)	To adjust for (i) the effects of the Summit distribution as if it occurred prior to January 1, 2007 and (ii) future income tax expense due to certain of the Henry Properties not being subject to income taxes. All properties will be subject to income taxes in Concho’s organizational structure.